Exhibit 3.24

MEMBERS AGREEMENT

THIS AGREEMENT is made and entered into as of this 16th day of December, 2004, by the undersigned, Duplainville Transport, Inc., being the sole member (“Sole Member”) of P-Direct, LLC, a Wisconsin limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Sole Member has caused the conversion of the Company to a limited liability company by having a Certificate of Conversion filed with the Wisconsin Department of Financial Institutions, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, as provided in the Wisconsin Limited Liability Company Act (the “WLLCA”); and

WHEREAS, the Sole Member is hereby affirming its membership in the Company, acknowledging the contributions and the values thereof made by it, and assenting to the operation of the Company under the WLLCA.

NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned hereby agrees as follows:

1.                                      The Company’s purpose is to conduct any lawful business permitted under the WLLCA.

2.                                      The Sole Member has contributed the property described on the Property Schedule attached hereto.  The Sole Member has not agreed to make any additional contributions to the Company.

3.                                      Solely for purposes of determining compliance with Section 183.0801 of the WLLCA, the assignee or transferee of a membership interest shall be considered a member of the Company, but shall otherwise have only those rights and interests of an assignee unless and until admitted as a member pursuant to the WLLCA.

4.                                      The Company is to be dissolved and its business wound up as provided in the WLLCA.

5.                                      The provisions of the WLLCA relating to a limited liability company, the management of which has been vested in its members, shall apply to the operations and management of the Company.

6.                                      This Agreement shall be governed by the laws of the State of Wisconsin without regard to the principles of conflicts of law and may only be amended in writing signed by the Member(s).

IN WITNESS WHEREOF, the Sole Member has executed this Agreement as of the date set forth above.

Signature:

DUPLAINVILLE TRANSPORT, INC.		Address

By:	/s/ Thomas Quadracci	W224 N3322 Duplainville Rd.
	Thomas Quadracci, President	Pewaukee, WI 53072

2

PROPERTY SCHEDULE

Member	Property Contributed		Percentage Interest in the Company

Duplainville Transport, Inc.		*	100%

*Effective December 16, 2004 (the “Effective Date”), P-Direct, Inc., a Wisconsin corporation, was converted into P-Direct, LLC, a Wisconsin limited liability company, through the filing of a Certificate of Conversion with the Wisconsin Department of Financial Institutions.  As a result of the conversion, the assets of P-Direct, Inc. immediately prior to the Effective Date were vested in P-Direct, LLC, and the liabilities of P-Direct, Inc. were converted to liabilities of P-Direct, LLC, pursuant to Sections 180.1161(4)(b) and (c) of the Wisconsin Statutes.

3

AMENDMENT TO MEMBER’S AGREEMENT

THIS AMENDMENT TO MEMBER’S AGREEMENT is entered into as of this 6th day of December, 2005, by the undersigned, Duplainville Transport, Inc. (the “Sole Member”), being the sole member of P-Direct, LLC, a Wisconsin limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Sole Member entered into a Member’s Agreement dated December 16, 2004 (the “Member’s Agreement”) and,

WHEREAS, the Sole Member desires to amend the Member’s Agreement.

NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned hereby agrees as follows:

1.                                      Section 5 of the Member’s Agreement shall be deleted and replaced in its entirety with the following:

“The provisions of the WLLCL relating to a limited liability company the management of which has been vested in one or more managers shall apply in full force and effect except as specifically provided in this Agreement.  The initial manager of the Company shall be Thomas A. Quadracci.”

2.                                      Section 6 shall be renumbered as Section 7 and a new Section 6 shall be inserted as follows:

“The foregoing provision notwithstanding, the managers may appoint officers of the Company who, to the extent provided by the managers, may have and may exercise all the powers and authority of the managers in the conduct of the business and affairs of the Company.  The officers of the Company may consist of a President, Vice Presidents, a Treasurer, a Secretary or other officers or agents as may be elected or appointed by the managers.  The managers may provide rules for the appointment, removal, supervision and compensation of such officers, the scope of their authority, and any other matters relevant to the positions.  The officers shall act in the name of the Company and shall supervise its operation, within the scope of their authority, under the direction and management of the managers.  The officers of the Company, and their respective titles, shall be:

Thomas A. Quadracci	President
John C. Fowler	Vice President & Treasurer
Andrew R. Schiesl	Secretary

Any action taken by a duly authorized officer, pursuant to authority granted by the managers in accordance with this Members Agreement, shall constitute the act of and serve to bind the Company, and each manager hereby agrees neither to dispute such action nor the obligation of the Company created thereby.

The President shall be the chief executive officer of the company and shall, subject to the control of the managers, have general supervision, direction, and control of the business and the officers of the Company.  The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the managers or this Members Agreement.

In the absence or disability of the President, the Vice Presidents shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the managers, this Members Agreement or the President.

The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the managers may direct, a book of minutes of all meetings and actions of managers.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at managers meetings, the membership interests present or represented at managers meetings, and the proceedings thereof.

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, and members’ accounts.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the managers.”

3.                                      All other terms in the Member’s Agreement are hereby ratified and shall be and remain in full force and effect.

2

IN WITNESS WHEREOF, the Sole Member has executed this AMENDMENT as of the date set forth above.

Signature:

DUPLAINVILLE TRANSPORT, INC.		Address

By:	/s/ Andrew R. Schiesl	N63W23075 Hwy. 74
	Andrew R. Schiesl, Secretary	Sussex, WI 53089

3

SECOND AMENDMENT TO MEMBERS AGREEMENT

THIS SECOND AMENDMENT TO MEMBERS AGREEMENT is entered into by the undersigned, Duplainville Transport, Inc. (the “Sole Member”), being the sole member of QuadSystems, LLC, a Wisconsin limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Sole Member entered into a Members Agreement dated December 16, 2004 (the Members Agreement”); and

WHEREAS, the Sole Member entered into an Amendment to Members Agreement dated December 6, 2005 (“First Amendment”).

NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned hereby agrees as follows:

1.                                      Section 6 shall be amended to change the officers of the Company and their respective titles as set forth, below:

Steven Jaeger	President
John C. Fowler	Vice President
Kelly Vanderboom	Treasurer
Andrew R. Schiesl	Secretary

2.                                 All other terms in the Members Agreement, as amended by the First Amendment, are hereby ratified and shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Sole Member has executed this SECOND AMENDMENT as of the 1st day of January, 2008.

SOLE MEMBER:

DUPLAINVILLE TRANSPORT, INC.		Address:

By:	/s/ Andrew R. Schiesl	N63 W23075 Highway 74
	Andrew R. Schiesl, Secretary	Sussex, Wisconsin 53089